Gladstone Commercial Corporation Reports Results for the First Quarter Ended March 31, 2020

Please note that the limited information that follows in this press release is not adequate to make an informed investment judgment.

MCLEAN, Va., April 28, 2020 (GLOBE NEWSWIRE) -- Gladstone Commercial Corporation (Nasdaq: GOOD) ("Gladstone Commercial") today reported financial results for the first quarter ended March 31, 2020.  A description of funds from operations, or FFO, FFO as adjusted for comparability, and Core FFO, all three non-GAAP (generally accepted accounting principles in the United States) financial measures, are located at the end of this press release.  All per share references are to fully-diluted weighted average shares of common stock and Non-controlling OP Units, unless otherwise noted.  For further detail, please also refer to both Gladstone Commercial's quarterly financial supplement and Quarterly Report on Form 10-Q, each of which are available on the Investor Relations section of our website at www.GladstoneCommercial.com.
Summary Information (dollars in thousands, except share and per share data):

	As of and for the three months ended
	March 31, 2020	December 31, 2019		$ Change	% Change
Operating Data:
Total operating revenue	$33,619	$29,386		$4,233	14.4%
Total operating expenses	(24,092)	(22,462)	(1)	(1,630)	7.3%
Other expense, net	(7,269)	(6,452)		(817)	12.7%
Net income	$2,258	$472		$1,786	378.4%
Less: Dividends attributable to preferred stock	(2,678)	(2,986)		308	(10.3)%
Less: Series A and B Preferred Stock offering costs write off	—	(2,674)		2,674	(100.0)%
Less: Dividends attributable to senior common stock	(208)	(217)		9	(4.1)%
Net loss attributable to common stockholders and Non-controlling OP Unitholders	$(628)	$(5,405)		$4,777	(88.4)%
Add: Real estate depreciation and amortization	14,096	13,428		668	5.0%
Add: Impairment charge	—	1,813		(1,813)	(100.0)%
Add: Loss on sale of real estate	12	—		12	100.0%
Funds from operations available to common stockholders and Non-controlling OP Unitholders - basic	$13,480	$9,836		$3,644	37.0%
Add: Convertible senior common distributions	208	217		(9)	(4.1)%
Funds from operations available to common stockholders and Non-controlling OP Unitholders - diluted	$13,688	$10,053		$3,635	36.2%
Add: Series A and B preferred stock offering costs write off	—	2,674		(2,674)	(100.0)%
Funds from operations available to common stockholders and Non-controlling OP Unitholders - diluted, as adjusted for comparability	$13,688	$12,727		$961	7.6%

Funds from operations available to common stockholders and Non-controlling OP Unitholders - basic	13,480	9,836		3,644	37.0%
Add: Acquisition related expenses	7	204		(197)	(96.6)%
Add: Prepaid ATM cost write off	—	82		(82)	(100.0)%
Add: PACE financing amortization, net	31	—		31	100.0%
Add: Asset retirement obligation expense	41	42		(1)	(2.4)%
Add: Bad debt write off	—	152		(152)	(100.0)%

Add: Series A and B preferred stock offering costs write off	—	2,674		(2,674)	(100.0)%
Core funds from operations available to common stockholders and Non-controlling OP Unitholders - basic	$13,559	$12,990		$569	4.4%
Add: Convertible senior common distributions	208	217		(9)	(4.1)%
Core funds from operations available to common stockholders and Non-controlling OP Unitholders - diluted	$13,767	$13,207		$560	4.2%

Share and Per Share Data:
Net loss attributable to common stockholders and Non-controlling OP Unitholders - basic and diluted	(0.02)	(0.18)		0.16	88.9%
FFO available to common stockholders and Non-controlling OP Unitholders - basic	0.39	0.30		0.09	30.0%
FFO available to common stockholders and Non-controlling OP Unitholders - diluted	0.39	0.30		0.09	30.0%
FFO available to common stockholders and Non-controlling OP Unitholders - diluted, as adjusted for comparability	0.39	0.39		—	—%
Core FFO available to common stockholders and Non-controlling OP Unitholders - basic	0.40	0.40		—	—%
Core FFO available to common stockholders and Non-controlling OP Unitholders - diluted	0.40	0.40		—	—%
Weighted average shares of common stock and Non-controlling OP Units outstanding - basic	34,136,179	32,332,144		1,804,035	5.6%
Weighted average shares of common stock and Non-controlling OP Units outstanding - diluted	34,791,121	33,006,755		1,784,366	5.4%
Cash dividends declared per common share and Non-controlling OP Unit	$0.37545	$0.37500		$—	0.1%

Financial Position
Real estate, before accumulated depreciation	$1,123,644	$1,064,389	(2)	$59,255	5.6%
Total assets	$1,098,825	$1,039,508		$59,317	5.7%
Mortgage notes payable, net, borrowings under revolver, net and borrowings under term loan, net	$666,194	$626,594		$39,600	6.3%
Total equity and mezzanine equity	$375,657	$363,190		$12,467	3.4%
Properties owned	122	118	(2)	4	3.4%
Square feet owned	15,067,996	14,242,008	(2)	825,988	5.8%
Square feet leased	96.6%	97.0%		(0.4)%	(0.4)%

(1)	Includes a $1.8 million impairment charge recognized on one property during the three months ended December 31, 2019.

(2)	Includes one property classified as held for sale of $7.4 million and 64,500 square feet.
First Quarter Activity:
• Acquired properties: Purchased five fully-occupied industrial properties for $71.7 million, with approximately 0.9 million square feet of total rental space, at a weighted average cap rate of 7.2%;
• Sold properties: Sold one property as part of our capital recycling strategy for $4.1 million, resulting in a net loss of $0.01 million;
• Issued new debt: Borrowed $35.9 million in fixed rate and swapped to fixed rate mortgage debt at a weighted average interest rate of 3.22% with maturity dates ranging from February 1, 2030 to March 9, 2030;
• Renewed leases: Renewed three leases totaling 232,600 square feet with remaining lease terms ranging from 6.4 to 8.2 years;
• Issued stock under ATM program: Issued 1,316,700 shares of common stock for net proceeds of $27.9 million;
• Introduced new preferred stock: Filed a prospectus supplement to issue up to 20,000,000 shares of newly designated 6.00% Series F Cumulative Redeemable Preferred Stock, with another 6,000,000 available for dividend reinvestment; and
• Paid distributions: Paid monthly cash distributions for the quarter totaling $0.37545 per share on our common stock, $0.4374999 per share on our Series D Preferred Stock, $0.414063 per share on our Series E Preferred Stock, and $0.2625 per share on our senior common stock.

First Quarter 2020 Results: Core FFO available to common shareholders and Non-controlling OP Unitholders for the three months ended March 31, 2020, was $13.8 million, or $0.40 per share, a 4.2% increase when compared to the three months ended December 31, 2019. Core FFO increased primarily due to an increase in rental income from a full quarter of rental income from our fourth quarter 2019 acquisitions, partially offset by an increase in interest expense from the debt borrowed for the fourth quarter 2019 acquisitions.
Net loss attributable to common stockholders and Non-controlling OP Unitholders for the three months ended March 31, 2020 and the three months ended December 31, 2019, was $0.6 million and $5.4 million, or $(0.02) and $(0.18) per share, respectively. A reconciliation of Core FFO to net loss for the three months ended March 31, 2020 and December 31, 2019, which we believe is the most directly comparable GAAP measure to Core FFO, and a computation of basic and diluted Core FFO per weighted average share of common stock and Non-controlling OP Unit and basic and diluted net loss per weighted average share of common stock and Non-controlling OP Unit is set forth in the Summary Information table above.
Subsequent to the end of the quarter:
• Repaid debt: Repaid $5.9 million in fixed rate mortgage debt with an interest rate of 6.00% and repaid $12.1 million of variable rate mortgage debt at a weighted average rate of LIBOR plus 2.25%, for which we had an interest rate cap agreement; and
• Declared distributions: Declared monthly cash distributions for April, May and June 2020 totaling $0.37545 per share on our common stock, $0.4374999 per share on our Series D Preferred Stock, $0.414063 per share on our Series E Preferred Stock, $0.375 per share on our Series F Preferred Stock, and $0.2625 per share on our senior common stock.
Comments from Gladstone Commercial’s President, Bob Cutlip: "Our financial results reflect consistent performance and stabilized revenues from our tremendous same store property occupancy and rent growth, accretive real estate investments made during 2019 and the first quarter 2020, and our ability to renew tenants as well as our deleveraging and capital recycling programs. We had an outstanding start to 2020, by investing $71.7 million in five industrial assets in our target markets at accretive cap rates, building off the momentum of the fourth quarter 2019 where we invested $62.4 million in nine industrial assets. We have continued our capital recycling program, whereby we have sold non-core assets and used the proceeds to de-lever our portfolio as well as acquire properties in our target growth markets. We have successfully exited one non-core asset so far during 2020, recognizing a net capital loss of $0.01 million. We will continue to opportunistically sell non-core assets and redeploy the proceeds into stronger target growth markets. While we expect to face challenges due to the COVID-19 pandemic, we feel strongly in our tenant credit underwriting, and we have collected over 98% of April rents. We anticipate our tenants will successfully navigate the current economic climate and will be able to continue operating successfully when operating restrictions are lifted and economic normalcy improves. We are in good standing on our Credit Facility and expect to have access to the debt and equity markets, as necessary, for added liquidity. We are extremely pleased with our solid performance over the last several years. We believe our same store rents, which have increased by 2% annually in recent years, should be stable and rising as we continue our growth. We will continue to primarily focus on investing in our target markets with an emphasis on industrial properties and actively managing our portfolio. We are looking forward to continued growth and success for our shareholders."
Conference Call: Gladstone Commercial will hold a conference call on Wednesday April 29, 2020, at 8:30 a.m. EDT to discuss its earnings results.  Please call (888) 734-0328 to enter the conference call.  An operator will monitor the call and set a queue for questions. A conference call replay will be available beginning one hour after the call and will be accessible through May 6, 2020.  To hear the replay, please dial (855) 859-2056 and use playback conference number 6585267. The live audio broadcast of the quarterly conference call will also be available on our website, www.GladstoneCommercial.com, and will also be archived and available for replay through June 29, 2020.
About Gladstone Commercial: Gladstone Commercial Corporation is a real estate investment trust focused on acquiring, owning, and operating net leased industrial and office properties across the United States.  Including payments through March 2020, Gladstone Commercial has paid 183 consecutive monthly cash distributions on its common stock.  Prior to paying distributions on a monthly basis, Gladstone Commercial paid five consecutive quarterly cash distributions. The company has also 47 consecutive monthly cash distributions on its Series D Preferred Stock and six consecutive monthly cash distributions on its Series E Preferred Stock. Gladstone Commercial has never skipped, reduced or deferred a distribution since its inception in 2003.  Further information can be found at www.GladstoneCommercial.com.
About the Gladstone Companies: Information on the business activities of the Gladstone family of funds can be found at www.gladstonecompanies.com.
Investor Relations: For Investor Relations inquiries related to any of the monthly distribution-paying Gladstone family of funds, please visit www.gladstonecompanies.com.
Non-GAAP Financial Measures:

FFO: The National Association of Real Estate Investment Trusts (“NAREIT”) developed FFO as a relative non-GAAP supplemental measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP.  FFO, as defined by NAREIT, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property and impairment losses on property, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures.  FFO does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of its performance or to cash flow from operations as a measure of liquidity or ability to make distributions.  Gladstone Commercial believes that FFO per share provides investors with an additional context for evaluating its financial performance and as a supplemental measure to compare it to other REITs; however, comparisons of its FFO to the FFO of other REITs may not necessarily be meaningful due to potential differences in the application of the NAREIT definition used by such other REITs.
FFO as adjusted for comparability: FFO as adjusted for comparability is FFO adjusted for certain items that are not indicative of the results provided by the Company's operating portfolio and affect the comparability of the Company's period-over-period performance. These items include the adjustment for non-recurring expense adjustments related to the write off of offering costs pertaining to redeemed securities. Although the Company's calculation of FFO as adjusted for comparability differs from NAREIT's definition of FFO and may not be comparable to that of other REITs, the Company believes it is a meaningful supplemental measure of its operating performance. Accordingly, FFO as adjusted for comparability should be considered a supplement to net income computed in accordance with GAAP as a measure of our performance.
Core FFO: Core FFO is FFO adjusted for certain items that are not indicative of the results provided by Gladstone Commercial’s operating portfolio and affect the comparability of the company’s period-over-period performance. These items include the adjustment for gains or losses from early extinguishment of debt and any other non-recurring expense adjustments.  Although Gladstone Commercial’s calculation of Core FFO differs from NAREIT’s definition of FFO and may not be comparable to that of other REITs, the company believes it is a meaningful supplemental measure of its operating performance.  Accordingly, Core FFO should be considered a supplement to net income computed in accordance with GAAP as a measure of our performance.
Gladstone Commercial’s presentation of FFO, as defined by NAREIT, FFO ad adjusted for comparability, or presentation of Core FFO, does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of its performance or to cash flow from operations as a measure of liquidity or ability to make distributions.
The statements in this press release regarding the forecasted stability of Gladstone Commercial’s income, its ability, plans or prospects to re-lease its unoccupied properties, and grow its portfolio are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements inherently involve certain risks and uncertainties, although they are based on Gladstone Commercial’s current plans that are believed to be reasonable as of the date of this press release.  Factors that may cause actual results to differ materially from these forward-looking statements include, but are not limited to, Gladstone Commercial’s ability to raise additional capital; availability and terms of capital and financing, both to fund its operations and to refinance its indebtedness as it matures; downturns in the current economic environment; the performance of its tenants; the impact of competition on its efforts to renew existing leases or re-lease space; and significant changes in interest rates. Additional factors that could cause actual results to differ materially from those stated or implied by its forward-looking statements are disclosed under the caption "Risk Factors" of its Form 10-K for the fiscal year ended December 31, 2019, as filed with the SEC on February 12, 2020, and other reports filed with the SEC. Gladstone Commercial cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Gladstone Commercial undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CONTACT:

Gladstone Commercial Corporation

+1-703-287-5893